Exhibit 99.1

Allison Transmission Announces Third Quarter 2024 Results

*	Record quarterly net sales of $824 million, up 12% year over year

*	Net Income of $200 million, up 27% year over year

*	Diluted EPS of $2.27, a quarterly record, up 29% year over year

*	Increasing full year 2024 revenue, earnings and cash flow guidance

INDIANAPOLIS, October 29, 2024 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported third quarter net sales of $824 million, a quarterly record driven by continued strength in our North America On-Highway, Defense and Outside North America On-Highway end markets.

David S. Graziosi, Chair and Chief Executive Officer of Allison Transmission commented, “Demonstrated through our third quarter 2024 results, unprecedented demand for Class 8 vocational vehicles in our North America On-Highway end market continues to drive record performance for our business. Third quarter net sales increased 12 percent year over year, surpassed by an even stronger increase in diluted EPS, up 29 percent year over year to a quarterly record of $2.27 per share.”

Graziosi continued, “Based on the ongoing strength in our North America On-Highway end market and a favorable outlook for the remainder of the year, we are pleased to raise our full year 2024 revenue, earnings and cash flow guidance.”

Third Quarter Financial Highlights

Net sales for the quarter were a record $824 million. Year over year results were led by:

•

An $81 million increase in net sales in the North America On-Highway end market principally driven by strength in demand for Class 8 vocational vehicles and medium-duty trucks and price increases on certain products,

•	A $10 million increase in net sales in the Defense end market principally driven by increased demand for Tracked vehicle applications, and

•

An $8 million increase in net sales in the Outside North America On-Highway end market, leading to record third quarter net sales of $126 million, principally driven by higher demand in Asia and price increases on certain products, partially offset by lower demand in Europe.

Net income for the quarter was $200 million. Diluted EPS for the quarter was $2.27. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $305 million. Net cash provided by operating activities for the quarter was $246 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $210 million.

Third Quarter Net Sales by End Market

End Market	Q3 2024 Net Sales ($M)	Q3 2023 Net Sales ($M)	Variance
North America On-Highway	$457	$376	$81
North America Off-Highway	$1	$9	($8)
Defense	$53	$43	$10
Outside North America On-Highway	$126	$118	$8
Outside North America Off-Highway	$19	$19	$0
Service Parts, Support Equipment & Other	$168	$171	($3)
Total Net Sales	$824	$736	$88

Third Quarter Financial Results

Gross profit for the quarter was $396 million, an increase of $39 million from $357 million for the same period in 2023. The increase in gross profit was principally driven by increased net sales and price increases on certain products, partially offset by higher manufacturing expense.

Selling, general and administrative expenses for the quarter were $85 million, a decrease of $1 million from $86 million for the same period in 2023. The decrease was principally driven by lower intangible amortization expense, partially offset by increased commercial activities spending and higher incentive compensation expense.

Engineering – research and development expenses for the quarter were $51 million, an increase of $2 million from $49 million for the same period in 2023.

Net income for the quarter was $200 million, an increase of $42 million from $158 million for the same period in 2023. The increase was principally driven by higher gross profit and lower interest expense, net.

Net cash provided by operating activities was $246 million, an increase of $34 million from $212 million for the same period in 2023. The increase was principally driven by higher gross profit, partially offset by higher operating working capital funding requirements and higher cash income taxes.

Third Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $305 million, an increase of $38 million from $267 million for the same period in 2023. The increase in Adjusted EBITDA was principally driven by higher gross profit.

Adjusted free cash flow for the quarter was $210 million, an increase of $28 million from $182 million for the same period in 2023. The increase was principally driven by higher net cash provided by operating activities, partially offset by higher capital expenditures.

2024 Guidance Update

Given third quarter 2024 results and current end markets conditions, we are raising our full year 2024 guidance midpoints. Allison expects 2024 Net Sales in the range of $3,135 to $3,215 million, Net Income in the range of $675 to $725 million, Adjusted EBITDA in the range of $1,115 to $1,175 million, Net Cash Provided by Operating Activities in the range of $740 to $800 million, Capital Expenditures in the range of $135 to $145 million, and Adjusted Free Cash Flow in the range of $605 to $655 million.

Conference Call and Webcast

The Company will host a conference call at 5:00 p.m. EDT on Tuesday, October 29, 2024 to discuss its third quarter 2024 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EDT on October 29 until 11:59 p.m. EDT on November 12. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13749295.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway vehicles (distribution, refuse, construction, agriculture, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Branden Harbin

Executive Director, Global Marketing and External Communications

branden.harbin@allisontransmission.com

(317) 242-2769

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net sales	$824	$736	$2,429	$2,260
Cost of sales	428	379	1,273	1,161

Gross profit	396	357	1,156	1,099
Selling, general and administrative	85	86	253	265
Engineering - research and development	51	49	146	140

Operating income	260	222	757	694
Interest expense, net	(21)	(27)	(68)	(83)
Other income (expense), net	10	(2)	(2)	10

Income before income taxes	249	193	687	621
Income tax expense	(49)	(35)	(131)	(118)

Net income	$200	$158	$556	$503

Basic earnings per share attributable to common stockholders	$2.30	$1.76	$6.39	$5.53

Diluted earnings per share attributable to common stockholders	$2.27	$1.76	$6.32	$5.53

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	September 30,	December 31,
	2024	2023
ASSETS
Current Assets
Cash and Cash Equivalents	$788	$555
Accounts receivable, net	393	356
Inventories	326	276
Other current assets	85	63

Total Current Assets	1,592	1,250
Property, plant and equipment, net	780	774
Intangible assets, net	825	833
Goodwill	2,076	2,076
Other non-current assets	95	92

TOTAL ASSETS	$5,368	$5,025

LIABILITIES
Current Liabilities
Accounts payable	$272	$210
Product warranty liability	29	32
Current portion of long-term debt	5	6
Deferred revenue	45	41
Other current liabilities	212	212

Total Current Liabilities	563	501
Product warranty liability	32	27
Deferred revenue	93	89
Long-term debt	2,396	2,497
Deferred income taxes	505	519
Other non-current liabilities	158	159

TOTAL LIABILITIES	3,747	3,792
TOTAL STOCKHOLDERS’ EQUITY	1,621	1,233

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,368	$5,025

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$246	$212	$590	$546
Net cash used for investing activities (a)	(38)	(30)	(70)	(71)
Net cash used for financing activities	(69)	(31)	(287)	(205)
Effect of exchange rate changes on cash	1	(1)	—	(1)

Net increase in cash and cash equivalents	140	150	233	269
Cash and cash equivalents at beginning of period	648	351	555	232

Cash and cash equivalents at end of period	$788	$501	$788	$501

Supplemental disclosures:
Income taxes paid	$(51)	$(43)	$(150)	$(164)
Interest paid	$(29)	$(31)	$(91)	$(95)
Interest received from interest rate swaps	$3	$3	$10	$8
(a) Additions of long-lived assets	$(36)	$(30)	$(68)	$(73)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (GAAP)	$200	$158	$556	$503
plus:
Income tax expense	49	35	131	118
Depreciation of property, plant and equipment	28	28	82	81
Interest expense, net	21	27	68	83
Amortization of intangible assets	1	11	8	33
Stock-based compensation expense (a)	6	6	20	17
UAW Local 933 contract signing incentives (b)	—	—	14	—
Unrealized (gain) loss on marketable securities (c)	(2)	2	8	(1)
Pension plan settlement loss (d)	—	—	4	—
Unrealized loss on foreign exchange (e)	1	—	1	—
Equity earnings in equity method investments (f)	1	—	1	—
Technology-related investments loss (gain) (g)	—	—	1	(3)
Loss associated with impairment of long-lived assets	—	—	1	—

Adjusted EBITDA (Non-GAAP)	$305	$267	$895	$831

Net sales (GAAP)	$824	$736	$2,429	$2,260
Net income as a percent of net sales (GAAP)	24.3%	21.5%	22.9%	22.3%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	37.0%	36.3%	36.8%	36.8%
Net cash provided by operating activities (GAAP)	$246	$212	$590	$546
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(36)	(30)	(68)	(73)

Adjusted free cash flow (Non-GAAP)	$210	$182	$522	$473

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development) to eligible employees as a result of International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(c)	Represents a (gain) loss (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(d)

Represents a non-cash settlement charge (recorded in Other income (expense), net) for a pro rata portion of previously unrecognized pension plan actuarial net losses associated with the pension risk transfer of a portion of our salaried defined benefit pension plan obligations to a third-party insurance company.

(e)	Represents losses (recorded in Other income (expense), net) on intercompany financing transactions for our India facility.
(f)	Represents a loss (recorded in Other income (expense), net) related to equity earnings in equity method investments.
(g)	Represents a loss (gain) (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2024
	Low	High
Net Income (GAAP)	$675	$725
plus:
Income tax expense	170	180
Depreciation of property, plant and equipment	113	113
Interest expense, net	90	90
Amortization of intangible assets	11	11
Stock-based compensation expense (a)	26	26
UAW Local 933 contract signing incentives (b)	14	14
Unrealized loss on marketable securities (c)	8	8
Pension plan settlement loss (d)	4	4
Unrealized loss on foreign exchange (e)	1	1
Equity earnings in equity method investments (f)	1	1
Technology-related investments loss (g)	1	1
Loss associated with impairment of long-lived assets	1	1

Adjusted EBITDA (Non-GAAP)	$1,115	$1,175

Net Cash Provided by Operating Activities (GAAP)	$740	$800
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	$(135)	$(145)

Adjusted Free Cash Flow (Non-GAAP)	$605	$655

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).

(b)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering - research and development) to eligible employees as a result of UAW Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(c)	Represents a loss (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.

(d)

Represents a non-cash settlement charge (recorded in Other income (expense), net) for a pro rata portion of previously unrecognized pension plan actuarial net losses associated with the pension risk transfer of a portion of our salaried defined benefit pension plan obligations to a third-party insurance company.

(e)	Represents losses (recorded in Other income (expense), net) on intercompany financing transactions for our India facility.

(f)	Represents a loss (recorded in Other income (expense), net) related to equity earnings in equity method investments.

(g)	Represents a loss (recorded in Other income (expense), net) related to investments in co-development agreements to expand our position in propulsion solution technologies.